UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 30, 2010 (December 29, 2010)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 29, 2010, Healthcare Realty Trust Incorporated (the “Company”) executed a purchase and sale agreement and closed the fee simple acquisition of the Baylor Medical Center at Frisco campus, comprised of two medical office buildings, a 68-bed acute care hospital and two parcels of unimproved land located in Frisco, Texas (the “Portfolio”). The buildings in the Portfolio include an aggregate of approximately 311,710 square feet, which includes 155,465 square feet in the two medical office buildings, and are approximately 87% occupied. The Portfolio sits on 23 acres of land, including 4.32 undeveloped acres, providing room for additional expansion on the campus. The Portfolio was purchased by the Company from four related-party sellers: Frisco Surgery Center Limited; Frisco POB I Limited; Frisco POB II Limited; and Medland L.P. The purchase price for the Portfolio was approximately $133.5 million in cash. The Company also paid customary closing costs and expenses in connection with the transaction.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: December 30, 2010

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